UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2015

PERNIX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-92445	36-4025775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 E. 22nd Street Lombard, Illinois	60148
(Address of Principal Executive Offices)	(Zip Code)

(630) 620-4787

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As Pernix Group, Inc. (“Pernix” or the “Company”) completes the integration of their dck Guam and BEK Building Group acquisitions, it will now focus on optimizing construction operations profitability and growth.  This will require significant industry experience. Mr. Patrick Gainer has served as the Company’s Chief Financial Officer since September 22, 2014. He came to Pernix mandated to execute acquisition strategy and manage the integration. Mr. Gainer and the Company have decided a Chief Financial Officer with significant industry experience was required to lead the next phase of the transformation. As a result, Mr. Gainer’s last day of employment with the Company was November 30, 2015. Mr. Gainer has served as the Company’s Chief Financial Officer since September 22, 2014. To help with the transition, Mr. Gainer will continue to serve the Company in a consulting capacity until December 31, 2015.

Marco A. Martinez joined Pernix Group, Inc. as Senior Vice President and Chief Financial Officer, effective November 30, 2015. Mr. Martinez is an accomplished senior financial executive with more than 25 years of experience in the electrical transmission, distribution and commercial & industrial construction markets. Mr. Martinez comes to Pernix from MYR Group Inc., a publicly-traded national electrical contractor headquartered in Rolling Meadows, IL where he has held senior executive financial leadership positions during a successful eighteen year career, eight years of which he served as CFO. In his varied financial leadership roles at MYR Group Inc., Mr. Martinez has been responsible for internal and external financial reporting, budgeting & forecasting, treasury cash management, investor relations, financial policies and controls, audit, and information technology. He is a proven financial executive experienced in all facets of fiscal management, effective in interacting with investors and financial institutions, and well-versed with the public company compliance requirements of the Securities & Exchange Commission. Mr. Martinez, a Certified Public Accountant, received both his B.S. in Accounting and Masters in Finance from Loyola University of Chicago.

In connection with Mr. Martinez’s appointment as Senior Vice President and Chief Financial Officer, the Company agreed to the following compensation arrangements: (i) annual base salary of $267,500; (ii) annual bonus opportunity of up to 40% of his base salary; (iii) other benefits commensurate with his position, including the award of 50,000 stock options in Pernix Group, Inc. stock as of his employment commencement and for both 2015 and 2016.

Mr. Martinez has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Martinez has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated December 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX GROUP, INC.

By:	/s/ Nidal Z. Zayed
Nidal Z. Zayed
President and Chief Executive Officer

By:	/s/ Marco A. Martinez
Marco A. Martinez
Senior Vice President and Chief Financial Officer

Dated:  December 3, 2015

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